CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our report dated January 25, 2001 (except with respect to the matters discussed in Notes 7, 18 and 25, for which the dates are November 9, 2001, September 20, 2001 and June 1, 2001, respectively), included in this Form 8-K into Registration Statements previously filed by PerkinElmer, Inc. on, respectively, Form S-8, File No. 2-98168; Form S-8, File No. 33-36082; Form S-8, File No. 33-35379; Form S-8, File No. 33-49898; Form S-8, File No. 33-57606;
Form S-8, File No. 33-54785; Form S-8, File No. 33-62805; Form S-8, File No. 333-8811; Form S-8, File No. 333-32059; Form S-8, File No. 333-32463; Form S-3,
File No. 33-59675; Form S-8, File No. 333-50953; Form S-8, File No. 333-56921;
Form S-8, File No. 333-58517; Form S-8, File No. 333-61615; Form S-8, File No. 333-65367; Form S-8, File No. 333-69115; Form S-8, File No. 333-70977; Form S-3,
File No. 333-71069; Form S-8, File No. 333-81759; Form S-4, File No. 333-91535;
Form S-8, File No. 333-30150; Form S-3, File No. 333-59446, Form S-8, File No. 333-61938 and Form S-4, File No. 333-66686.



                                        /s/ Arthur Andersen LLP

Boston, Massachusetts
November 13, 2001